UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 18, 2013

SUmmit Healthcare REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1920 Main Street, Suite 400

Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2013, Timothy Collins, the Interim Chief Financial Officer since August 1, 2012 of Summit Healthcare REIT, Inc. (the “Company”), resigned from that position effective as of November 18, 2013.

Dominic J. Petrucci, age 49, will serve as the Company’s Interim Chief Financial Officer effective November 18, 2013. Mr. Petrucci has worked in the real estate industry for over 25 years in all aspects of acquisition, development, construction and finance.  His background includes experience in executive management, operations, finance, business development, acquisition and property development. During his career, he has overseen or led transactions totaling approximately $2 billion.  In 2013, Mr. Petrucci founded Kairos Partners as an investment and advisory firm. During 2013, Kairos has acquired and disposed of approximately 2.0 million square feet of industrial and office properties with total transaction value of approximately $134 million. Included in this transactional activity was the liquidation of the Company’s industrial portfolio.

From 2008 through 2012, Mr. Petrucci served as chief financial officer and chief operating officer for real estate investment management firm Buchanan Street Partners.  Prior to his tenure at Buchanan Street Mr. Petrucci spent six years at Cornerstone Real Estate Funds, an affiliate of the Company, initially serving as senior vice president for real estate investments and later as chief operating officer.

In addition Mr. Petrucci previously held executive positions with The Koll Companies and Kitchell Corporation, including a position as President of Koll’s Intermountain Region where he developed nearly 3 million square feet of office, industrial and retail properties.  He has served as chief financial officer of Koll Construction and Kitchell Corporation, and held accounting and finance positions earlier in his career. His career began in public accounting with Peat, Marwick & Mitchell (now KPMG) where he earned a California certified public accountant designation.  Mr. Petrucci holds a B.S. in Commerce, with a major in Accounting, from Rider University in Lawrenceville, New Jersey.

The Company and Mr. Petrucci have entered into a consulting contract effective as of November 1, 2013 whereby Mr. Petrucci will provide services as Interim Chief Financial Officer to the Company. Mr. Petrucci shall not become an employee of the Company or the Advisor, but shall be named an officer of the Company. The consulting contract calls for Mr. Petrucci to provide, on average, 40 hours per month and will be paid $10,000 per month. The contract also has terms allowing the Board of Directors to request Mr. Petrucci to perform ancillary services from time to time, at the Board’s discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Summit Healthcare REIT, INC.

By:	/s/ Dominic Petrucci
Name:	Dominic Petrucci
Title:	Chief Financial Officer

Dated: November 21, 2013